UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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[     ]    Preliminary Proxy Statement
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[ X ]    Definitive Proxy Statement
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[     ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TANDY LEATHER FACTORY, INC.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TANDY LEATHER FACTORY, INC.
1900 Southeast Loop 820
Fort Worth, Texas  76140

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Tandy Leather Factory, Inc. Stockholder:

On Tuesday, June 5, 2012, Tandy Leather Factory, Inc. will hold its 2012 Annual Meeting of Stockholders at its principal office of the Company in Fort Worth, Texas.  The meeting will begin at 11:00 a.m. local time.

Only stockholders who owned common stock at the close of business on April 10, 2011 can vote at this meeting or any adjournments that may take place.  At the meeting, we will consider:

(1) The election of a nine-member Board of Directors for a one-year term;
(2) An advisory vote on executive compensation as disclosed in these materials; and
(3) Any other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of proposals 1 and 2.  The proxy statement also outlines certain of our corporate governance practices, discusses our compensation philosophy and practices, and describes the Audit Committee’s recommendation to the Board of Directors regarding our 2011 financial statements.  We encourage you to read these materials carefully.

Under the rules approved by the U.S. Securities and Exchange Commission, we are now furnishing proxy materials (the proxy statement and our Annual Report on Form 10-K) on the Internet to our stockholders.  Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials sent to our stockholders.  The Notice of Internet Availability of Proxy Materials will also include instructions for stockholders on how to access the proxy card to vote over the Internet.

Your vote is important.  Whether or not you expect to attend the meeting, we urge you to vote promptly.

Please advise our transfer agent, Broadridge Corporate Issuer Solutions, 1717 Arch Street, Suite 1300, Philadelphia, PA  19103, of any change in your address.

Important Notice Regarding the Availability of Proxy Materials for
the 2012 Annual Meeting to be held on June 5, 2012.

This Proxy Statement and our 2011 Annual Report will be available on or about April 23, 2012 at www.tandyleatherfactory.com by choosing “Investor Relations” and then the “Proxy Online” link.

By Order of the Board of Directors,
/s/ William M. Warren
William M. Warren
General Counsel and Secretary

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

Because you are a stockholder of Tandy Leather Factory, Inc. as of the record date and entitled to vote at the 2012 Annual Meeting of Stockholders, our Board of Directors is soliciting your proxy to vote at the Annual Meeting.  You are invited to attend our Annual Meeting on June 5, 2012, beginning at 11:00 am, CDT.  The Annual Meeting will be held at our corporate headquarters, 1900 Southeast Loop 820, Fort Worth, Texas  76140-1003.

Our Annual Report on Form 10-K for the year ended December 31, 2011, including our financial statements for 2011, as well as this Proxy Statement, is posted on our website at www.tandyleatherfactory.com.  Choose the “Inventory Relations” and then the “Proxy Online” links.  These proxy materials are first being made available to stockholders and posted on our website on or about April 23, 2012.

What am I voting on?

You are voting on two items:

1.	Election of nine directors for a term of one year, and
2.	An advisory vote on the Company’s executive compensation as disclosed in these materials.

At the date this proxy statement went to press, we did know not of any other matters to be raised at the Annual Meeting.

What are the voting recommendations of the board of directors?

The Board of Directors recommends that you vote your shares:
•	“FOR” each of the nominees to the Board; and
•	“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commissions, instead of mailing a printed copy of this proxy statement and our Annual Report on Form 10-K to all of our stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet.  If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials.  Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet or by telephone.  If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please following the instructions for requesting such materials included in the Notice.

You may also choose to receive future proxy materials by e-mail by following instructions provided on the website referred to in the Notice.  Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.  If you choose to receive future proxy materials by e-mail, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On the date of the mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice.  These proxy materials will be available free of charge.

Who is entitled to vote?

Stockholders of record as of the close of business on April 10, 2012 (the record date) are entitled to vote at the Annual Meeting.  As of that date, a total of 10,156,442 shares of common stock were outstanding and entitled to vote.  Each share of common stock is entitled to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you bring with you a legal proxy from the stockholder of record.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How do I vote?

Your vote is important.  You can save us the expense of a second mailing by voting promptly.  Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be presented by proxy.

If you are a stockholder of record, there are four ways to vote:
•	By Internet, by visiting the website shown on the Notice or the proxy card and following the instructions;
•	By telephone, by calling the toll-free number shown on the Notice or the proxy card and following the instructions;
•	By completing and mailing your proxy card; or
•	By written ballot at the Annual Meeting.

If you vote by Internet or by telephone, your vote must be received by 11:59 PM Eastern Time on June 4th, the business day before the Annual Meeting.  Your shares will be voted as you indicate.  If you return your proxy card, but you do not indicate your voting preferences, your shares will be voted, as the case may be with respect to the item not marked:  FOR the election of directors, and FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.

If your shares are held in a brokerage account in your broker’s name, you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions via the Internet to your broker or nominee.  If you provide specific voting instructions by mail or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Annual Meeting.  If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Annual Meeting.

Is my vote confidential?

Yes.  It is our policy that all proxies, ballots, and vote tabulations that identify the vote of a stockholder will be kept confidential from us and our directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against us or to assert a claim by us, and when written comments by a stockholder appear on a proxy card or other voting material.

Who counts the votes?

We will appoint two persons as inspectors of election for the Annual Meeting who will count the votes cast.

What is the quorum requirement of the meeting?

A majority of the outstanding shares determined on April 10, 2012, represented in person or by proxy at the Annual Meeting constitutes a quorum for voting on items at the Annual Meeting.  If you vote, your shares will be part of the quorum.  Abstentions and broker non-votes (discussed below) will be counted in determining the quorum.  Neither, however, will be counted as votes cast.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting.  In general, the broker or nominee does not have the discretion to vote these shares unless they receive voting instructions from the beneficial owners.  If you hold your shares in street name, it is critical that you return the voting instruction card to your broker, bank or nominee if you want your votes to count in the election of directors or with respect to the advisory vote related to the executive compensation described in this proxy statement.  In the past, if you held your shares in street name, and you did not indicate how you wanted your shares to be voted in the election of directors, your broker, bank or nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.  Recent regulatory changes have taken away the ability of your broker, bank or nominee to vote your uninstructed shares in the election of directors on a discretionary basis.  Therefore, if you hold your shares in street name and do not instruct your bank, broker or nominee on how to vote in the election of directors or with respect to the advisory vote related to the executive compensation described in this proxy statement, your shares will not be voted for any director nominee or with respect to the advisory vote related to the executive compensation described in this proxy statement or on any other proposal on which your broker does not have discretionary authority (resulting in a “broker non-vote”).  Broker non-votes will be included in determining whether a quorum exists.

What vote is required to approve the proposals?

The nine nominees for Director receiving the highest number of “FOR” votes at the Annual Meeting will be elected.

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by stockholders entitled to vote on the matter is required to provide advisory approval of the executive compensation of our named executive officers.  Abstentions and broker non-votes are not counted for purposes of determining the frequency of advisory votes.

What does it mean if I get more than one proxy card?

It means your shares are in more than one account.  You should vote the shares on all of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address.  You may do this by contacting our transfer agent, Broadridge Corporate Issuer Solutions, by phone (855/503-5061) or by mail to 1717 Arch Street, Suite 1300, Philadelphia, PA  19103.

What if I want to change my vote?

You can change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy.  Proxies may be revoked by:
•	Filing a written notice of revocation, bearing a date later than the proxy date, with our secretary at or before the Annual Meeting;
•	Properly executing a later proxy relating to the same shares;
•	Voting at a later time on the Internet or by telephone, if you previously voted on the Internet or by telephone; or
•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to:  Secretary, Tandy Leather Factory, Inc., 1900 SE Loop 820, Fort Worth, Texas 76140-1003.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a current report on SEC Form 8-K within four business days after the Annual Meeting.

How can I receive a copy of the annual report?

We provide a free copy of our Annual Report on Form 10-K that includes the financial statements and schedules, but does not include the exhibits.  If you would also like the report’s exhibits, we will provide copies of the exhibits.  We may charge a reasonable fee for providing these exhibits.

In order to receive a free copy of our Annual Report on Form 10-K, you must request it in writing and mail the request to Tandy Leather Factory, Inc., 1900 SE Loop 820, Fort Worth, Texas 76140-1003, Attention: Shannon L. Greene, Chief Financial Officer.  In addition, information concerning obtaining our complete Form 10-K with exhibits and other securities filings from the Securities and Exchange Commission and our website is contained in Item 1 of the enclosed Form 10-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the following as of April 10, 2012:
•	Beneficial owners of more than 5 percent of the outstanding shares of our common stock, other than our officers and directors;
•	Beneficial ownership by our current directors and the named executive officers set forth in the Summary Compensation table on page 8; and
•	Beneficial ownership by all our current directors and executive officers as a group, without naming them.

The percentage of beneficial ownership is calculated on the basis of 10,156,442 shares of our common stock outstanding as of April 10, 2012.  The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information provide to us, except where otherwise noted.

	Security Ownership of Certain Beneficial Owners
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	Bandera Partners LLC (2) 50 Broad Street, Suite 1820, New York, NY 10004	2,765,190	26.98%
Common Stock	Bares Capital Management, Inc. (3) 221 W 6th Street, Suite 1225, Austin, TX 78701	1,647,336	16.07%
Common Stock	Nery Capital Partners, L.P. (4) 14 S Pack Square, Suite 501, Asheville, NC 28801	1,060,000	10.34%
Common Stock	Central Square Management LLC (5) 27475 Ferry Road, Warrenville, IL 60555	622,603	6.07%

	Security Ownership of Management
Title of Class	Directors and Executive Officers	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	Wray Thompson(6)	119,576	1.17%
Common Stock	Shannon L. Greene(7)	176,498	1.72%
Common Stock	Jon Thompson(8)	192,413	1.88%
Common Stock	Mark Angus(9)	31,024	*
Common Stock	T. Field Lange(10)	23,200	*
Common Stock	Joseph R. Mannes(11)	44,200	*
Common Stock	L. Edward Martin III(12)	17,200	*
Common Stock	Michael Nery (4)	1,060,000	10.34%
Common Stock	William M. Warren(13)	65,825	*
Common Stock	J. Bryan Wilkinson (14)	6,000	*

	All Current Directors and Executive Officers as a Group (10 persons)	1,748,936	16.94%

* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
All shares of common stock are owned beneficially, and such owner has sole voting and dispositive power, unless otherwise stated.  To our knowledge, none of these shares have been pledged. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.  In accordance with SEC rules, the amounts reflected in this column also include shares of Tandy Leather Factory, Inc. common stock subject to options that will vest on or before May 25, 2012.

(2)
Based on a Schedule 13D filed on December 13, 2011 by Bandera Partners LLC.  Bandera Partners LLC has shared voting and investment power over 2,765,190 shares of Tandy Leather Factory, Inc. common stock.

(3)
Based on a Schedule 13G/A filed on February 14, 2012 by Bares Capital Management.  Bares Capital Management has sole voting and investment power over 19,863 shares of Tandy Leather Factory, Inc. common stock and shared voting and investment power over 1,627,473 shares of Tandy Leather Factory, Inc. common stock.

(4)	Michael A. Nery, one of our directors, is the owner of an investment advisory firm that directs the investments of Nery Capital Partners, L.P., which is the record holder of the shares indicated.
(5)
Based on a Schedule 13G/A filed on February 14, 2012 by Central Square Management LLC.  Central Square Management LLC has shared voting and investment power over 622,603 shares of Tandy Leather Factory, Inc. common stock.

(6)	Wray Thompson, Chairman of the Board, holds 119,576 shares directly.
(7)	Shannon L. Greene, a director and Chief Financial Officer and Treasurer, holds 151,498 shares directly and 25,000 shares subject to options that will vest on or before May 25, 2012.
(8)	Jon Thompson, a director and Chief Executive Office and President, holds 192,413 shares directly.
(9)	Mark Angus, Senior Vice President, holds 31,024 shares directly.
(10)	T. Field Lange, a director, holds 1,000 shares directly and 22,200 shares subject to options that will vest on or before May 25, 2012.
(11)	Joseph R. Mannes, a director, holds 20,000 shares directly and 24,200 shares subject to options that will vest on or before May 25, 2012.
(12)	L. Edward Martin, a director, holds 1,000 shares directly and 16,200 shares subject to options that will vest on or before May 25, 2012.
(13)	William M. Warren, Secretary, holds 65,825 shares directly.
(14)	J. Bryan Wilkinson holds 6,000 shares subject to options that will vest on or before May 25, 2012.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees.

All directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of stockholders and until their successors have been duly elected and qualified.  Currently there are nine directors.  It is the intention of the persons named in the accompanying form of proxy card to vote for the election of all nine nominees listed below for election as our directors unless authority to so vote is withheld.  All nominees have indicated their willingness to serve for the ensuing term.  If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute.

General information about the Board of Directors

Name	Age	Year First Became Director	Position
Wray Thompson(4)	80	1993	Chairman of the Board of Directors
Mark Angus(5)	51	2009	Director, Senior Vice President, Assistant Secretary
Shannon L. Greene(4)(5)	46	2001	Director, Chief Financial Officer, Treasurer
T. Field Lange(1)(2)(3)	44	2003	Director
Joseph R. Mannes(1)(2)(3)	53	1998	Director
L. Edward Martin III(1)(2)(3)	45	2007	Director
Michael A. Nery(1)(2)(3)	39	2003	Director
Jon Thompson(4)(5)	50	2009	Director, Chief Executive Officer, President, Chief Operating Officer
J. Bryan Wilkinson(1)(2)(3)	44	2010	Director

(1)	Member of our Audit Committee of the Board of Directors.
(2)	Member of our Compensation Committee of the Board of Directors.
(3)	Member of our Nominating Committee of the Board of Directors.
(4)	Member of our 2007 Director Non-Qualified Stock Option Plan.
(5)	Executive Officer, for purposes of Section 16 of the Securities Exchange Act of 1934.

Wray Thompson, 80, has served as our Chairman of the Board since June 1993.  He also served as Chief Executive Officer from June 1993 to December 2006 and as President from June 1993 to January 2001.  Mr. Thompson was one of our co-founders.  We believe Mr. Thompson’s background and experience as our former Chief Executive Officer and President brings executive leadership experience to our Board.  We also believe that his knowledge of our industry is a valuable resource.  Mr. Thompson is the father of Jon Thompson, our President, Chief Executive Officer and Chief Operating Officer.

Mark Angus, 51, has served as our Senior Vice President since May 2008 and became a director in 2009.  He is responsible for product research and development, including intellectual property defense, as well as product costing.  He manages the import of product from Asia and is the liaison with our largest vendor.  He also oversees our manufacturing operation, is involved in product placement with our National Account customers, and manages the sales process to major manufacturers and distributors.  Mr. Angus joined the Company in 1985 and has served in numerous positions with varying responsibilities. He has been involved in buckle and metal design work since 1990 and his designs comprise a substantial number of the Company's copyrights.  He is also responsible for the design of the Company's patented belt buckle.  Mr. Angus brings to our Board his knowledge and experience in intellectual property matters, as well as significant capabilities in operational and strategic planning matters, particularly as they relate to industry trends.

Shannon L. Greene, 46, has served as our Chief Financial Officer and Treasurer since May 2000 and as a director since January 2001.  From September 1997 to May 2000, Ms. Greene served as our controller and assistant controller.  Ms. Greene, a certified public accountant, is a member of our 401(k) Plan Committee.  Her professional affiliations include the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, and Financial Executives International.  She serves on the Board of Directors of the U.S. Chamber of Commerce, is the Chair of the U.S. Chamber’s Corporate Leadership Advisory Council, and is a member of the SEC’s Advisory Committee on Small And Emerging Companies.  She is also a member of the Texas Society of CPA’s Professional Standards Committee.  As our Treasurer and Chief Financial Officer, Ms. Greene’s detailed knowledge of our financial position and performance, in conjunction with her familiarity with our operational structure, provides valuable insight to our Board.  She also provides governance and government regulatory leadership as a result of her association with financial and business organizations.

T. Field Lange, 44, has served as a director of ours since May 2003.  Mr. Lange, a certified public accountant, is the president of Lange & Associates, P.C., a public accounting firm he established in 1996 in Fort Worth, Texas, which is not a parent, subsidiary or affiliate of the Company.  His professional affiliations include the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.  Mr. Lange, as the owner of a local CPA firm, brings a strong business and strategic planning background to our Board.  He has a valuable understanding of many businesses and provides significant insight into many aspect of our business.  In addition, Mr. Lange brings strong financial experience and contacts to our Board, which we believe is important to our Board’s oversight of investments and financial discipline.

Joseph R. Mannes, 53, has served as a director of ours since May 1998.  From 2002 to the present, Mr. Mannes has worked at SAMCO Capital Markets, a Dallas, Texas broker-dealer, which is not a parent, subsidiary or affiliate of the Company, most recently as President.  He also serves as chairman of HiTech Creations, Inc., a Grapevine, Texas computer game company, which is not a subsidiary, parent, or affiliate of the Company.  Mr. Mannes holds a Chartered Financial Analyst designation.  Having served on our Board for more than thirteen years, Mr. Mannes has a strong understanding of our business and our growth history, which we believe contributes a useful frame of reference in the context of Board discussions.  He also provides leadership and governance experience as our Audit Committee Chairman and is the primary liaison between our independent directors and senior management.  He also provides significant insight into capital markets.

L. Edward Martin III, 45, has served as a director of ours since January 2007.  Currently, Mr. Martin is employed by Buis & Co., a private merchant banking firm, which is not a parent, subsidiary or affiliate of the Company. From 2007 to 2008, he was a private investor.  From 2000 to 2007, he served as the Executive Vice President and Chief Operating Officer of The Dunlap Company, a private company operating a chain of 40 department stores in 8 states, which is not a parent, subsidiary or affiliate of the Company.  He joined The Dunlap Company in 1998 as Senior Vice President and General Counsel.  Mr. Martin is a member of the State Bar of Texas.  He also serves as a Board and Executive Committee Member of the Boys and Girls Clubs of Greater Fort Worth.  Mr. Martin’s experience managing retail store chains provides invaluable knowledge to our Board as we negotiate our way through business cycles, growth and expansion, and product development.  He also provides knowledge regarding securities law and capital market issues through his experience as an attorney.  In addition, Mr. Martin provides leadership and governance experience through his service in civic and charitable organizations.

Michael A. Nery, 39, has served as a director of ours since December 2003.  Since September 1999, his investment advisory firm has directed the investments of Nery Capital Partners, L.P., an investment fund based in Ashville, North Carolina.  See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information regarding Nery Capital Partners, L.P.’s ownership of our common stock.  Mr. Nery brings financial acumen to our Board developed through his experience as the founder and managing member of Nery Capital Partners and as a private investor. We believe he also provides a unique and valuable perspective with respect to our stockholder base and stockholder issues in general.

Jon Thompson, 50, has served as Chief Executive Officer since July 2009, and President and Chief Operating Officer since June 2008.  He served as Senior Vice President from June 1993 to June 2008.  He has served as a director of ours since 2009.  Mr. Thompson is the son of Wray Thompson, Chairman of the Board.  As our President and Chief Executive Officer, Mr. Thompson’s day-to-day leadership provides him with intimate knowledge of our operations that are a component of our board discussions.  Mr. Thompson also provides our Board with insight into important issues we face.

J. Bryan Wilkinson, 44, has served as a director of ours since August 2010.  Mr. Wilkinson is Vice President of Sales of EMSI, a private medical device company, which is not a parent, subsidiary or affiliate of the Company.  From 2003 to 2009, he served as Director of Sales.  Prior to joining EMSI, he served as Vice President of Sales of PDS Southwest, a family-owned company in the automotive and banking finance and insurance industry from 1994 to 2003, which is not a parent, subsidiary or affiliate of the Company.  From 1988 to 1994, he was employed by us and served as Sales Manager and Director of Bulk Sales.  With over twenty years of sales experience, Mr. Wilkinson is well positioned to provide our Board with operational insights with respect to the growth of our store base and sales programs.

The information relating to the occupations and security holdings of our directors is based upon information received from them.

ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Meeting Attendance

During fiscal 2011, the Board of Directors held five meetings.  All current directors who served during 2011 attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of which he or she was a member.  We encourage and expect our Board members to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance.  All of our Board members attended our Annual Meeting held in 2011.

Director Independence

The Board of Directors has considered the listing requirements of the NASDAQ for "independence" of directors, and it has determined that T. Field Lange, Joseph R. Mannes, L. Edward Martin III, Michael A. Nery, and J. Bryan Wilkinson, our non-employee directors, are independent.  Our independent directors hold executive sessions at least once a year.

Board Leadership Structure

Until January 2007, we operated under the traditional U.S. board leadership structure with our Chief Executive Officer also serving as Chairman of the Board.  When Mr. Thompson, who had served as our only Chairman and CEO, resigned as CEO in December 2006, our Board re-evaluated its leadership structure.  Beginning in January 2007 with the appointment of Mr. Ron Morgan as our new CEO, the Board determined it appropriate to separate the roles of CEO and Chairman, allowing the CEO to run the Company and the Chairman to run the Board.  In addition, the Board believed Mr. Thompson, having been one of its founders, was the most qualified to lead the Board due to his invaluable experience and knowledge of the company.  Mr. Morgan resigned as CEO in June 2009, at which time Jon Thompson was appointed to the position.

We believe our CEO and our Chairman have an excellent working relationship that has allowed the CEO to focus on the challenges that we face in the current business environment.  The separation of the CEO and Chairman positions provides strong leadership for our Board, while also positioning our CEO as our leader in the eyes of our customers, employees, and other stakeholders.

Our Board has five independent members and four non-independent members.  We have three board committees comprised solely of independent directors, with two different independent directors serving as chairs of the committees.  We believe that the number of independent, experienced directors that make up our Board benefits us and our stockholders.

Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board, focusing on the most significant risks facing us and our general risk management strategy, and also ensuring that risks undertaken by us are consistent with the Board’s appetite for risk.  Management is responsible for the development, implementation, and maintenance of our risk management processes and provides periodic reports to the Audit Committee on its assessment of strategic, operational, financial, competitive, reputational, and legal risks to us.  We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Director Compensation

Non-employee directors receive $1,500 for each Board meeting attended in person and $500 for each Board meeting attended via telephone.  Each member of the Audit Committee receives $1,000 for each Audit Committee meeting attended, with the exception of the Audit Committee chairman who receives $1,500 for each Audit Committee meeting attended.  The members of each of the Compensation Committee and Nominating Committee receive $500 for each committee meeting attended, with the exception of committee chairmen who received $750 for each committee meeting attended.  We entered into a consulting agreement with Wray Thompson effective June 1, 2011, pursuant to which we pay Mr. Thompson $25,000 per year for serving as our Chairman of the Board.  In addition, we are currently authorized to grant nonqualified stock options to purchase 3,000 shares of our common stock per year to each of our non-employee directors under our 2007 Director Non-Qualified Stock Option Plan. The goal of this stock option plan is to provide a means of attracting and retaining competent non-employee personnel to serve on our Board of Directors by offering individuals long-term equity incentives tied to our performance.  Each of our non-employee directors is eligible to participate in this option plan.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2011.  Our directors who are also employees (and Wray Thompson, who serves us as a consultant) receive no additional compensation for serving as directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Joseph R. Mannes	$14,750	9,864	$24,596
T. Field Lange	11,750	9,864	21,614
Michael A. Nery	12,500	-	12,500
L. Edward Martin III	12,500	9,864	22,364
J. Bryan Wilkinson	8,500	3,564	12,064

(1)
There was one option grant to non-employee directors in 2011.  The grant date fair value of the stock options granted was determined by using the Black-Scholes option pricing model in accordance with Accounting Standards Codification (ASC) Topic 718 (Compensation – Stock Compensation), referred to as ASC Topic 718, using the following assumptions:

Grant date	03/22/2011
Volatility	33.8%
Risk-free interest rate	1.50%
Expected Life	3 years
Exercise price	$4.80

(2)	The table below shows the number of stock options held by the non-employee directors as of the end of fiscal 2011:

Name	Exercisable	Unexercisable	Aggregate
Lange	22,200	-	22,200
Mannes	24,200	-	24,200
Martin	16,200	-	16,200
Wilkinson	6,000	-	6,000

COMMITTEES OF THE BOARD

As of the date of this proxy statement, our Board has four committees:  (1) Audit, (2) Compensation, (3) Nominating, and (4) 2007 Director Non-Qualified Stock Option Plan Committee.  The membership during the last fiscal year and the function of each committee are described below.

Name of Director	Audit	Compensation	Nominating	2007 Director Non-Qualified Stock Option Plan
Non-Employee Directors:
T. Field Lange	X	C	C
Joseph R. Mannes	C	X	X
L. Edward Martin, III	X	X	X
Michael A. Nery	X	X	X
J. Bryan Wilkinson	X	X	X
Employee Directors:
Mark Angus
Shannon L. Greene				X
Jon Thompson				X
Wray Thompson (1)				C

Number of Meetings in Fiscal 2011	5	2	0	1
_________________
X = Committee member; C = Committee Chairman

(1)  We treat Wray Thompson as an employee director for the purposes of his compensation as a director although he resigned as our CEO and as an employee effective December 31, 2006.  He continues to serve as our Chairman of the Board under a consulting arrangement pursuant to which we pay Mr. Thompson $25,000 per year.

Nominating Committee

We have a Nominating Committee consisting of five directors, all of whom are "independent" under the listing requirements of NASDAQ.  The Nominating committee did not meet during 2011.

The Board of Directors has adopted a written charter for the Nominating Committee, which is available on our website at www.tandyleatherfactory.com.   This charter provides that the Nominating Committee is responsible for identifying individuals qualified to become directors consistent with criteria established by the Board of Directors.  Although the Board of Directors has not yet established these criteria, the charter also provides that the Nominating Committee shall take into account such additional factors as it deems appropriate in evaluating candidates.  These factors may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which a candidate would fill a present need on the board.  In addition, the charter states that the Nominating Committee will consider stockholder recommendations of director nominees, as well as nominations by our senior officers.  The Nominating Committee plans to evaluate all director nominees in a like manner without regard as to who recommended the nomination.  Traditionally, we have not engaged third parties to identify or evaluate potential directors or to assist in that process.  In addition, the Nominating Committee makes a review and evaluation periodically of the Board of Directors and the Nominating Committee's own performance.  Further, the committee recommends persons to serve on the Nominating Committee as members, as well as the possible removal of any incumbent Nominating Committee members.

Stockholders may nominate director nominees for consideration by writing to our corporate secretary at 1900 Southeast Loop 820, Fort Worth, Texas  76140.  Any such nomination must include:

•
As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	The nominating stockholder’s name and address, as they appear on our books, and the class and number of our shares beneficially owned by him.

The Nominating Committee recommended to the Board of Directors that all nine director nominees listed in this proxy statement serve as directors for a term ending on the date of the 2013 Annual Meeting of Stockholders.

The Nominating Committee will consider nominees for directors recommended by our stockholders and will evaluate such nominees using the same criteria used to evaluate director candidates as described above.  In order to be considered by the Nominating Committee with respect to nominees for the 2013 Annual Meeting of Stockholders, prospective nominee recommendations must be received by the corporate secretary no later than 30 days and no earlier than 60 days before such meeting.

Audit Committee

The Audit Committee’s basic role is to assist the Board in fulfilling its fiduciary responsibility pertaining to our accounting policies and reporting practices.  Among other duties, the Audit Committee is to be the Board's principal agent in assuring the independence of our outside auditor, the integrity of management, and the adequacy of disclosures to stockholders.  The Board has determined that all members of the Audit Committee are "independent" under the applicable rules of the NASDAQ and that Joseph R. Mannes, chairman of the Audit Committee in 2010 and 2011, and T. Field Lange, Audit Committee member, both qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K.  The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.tandyleatherfactory.com.  The committee met five times during 2011.   The Report of the Audit Committee for the fiscal year ended December 31, 2011 appears below.

Our Audit Committee selected Weaver LLP to serve as our independent public accountant for the years ended December 31, 2010 and 2011, as well as for the first three quarters of 2012.  A representative of Weaver is expected to attend our Annual Meeting.  The representative will have the opportunity to make a statement at the Annual Meeting and respond to appropriate questions from you, our stockholders.  Our Audit Committee has not named the independent public accounting firm that will serve as outside auditor for 2012.  The Audit Committee expects to select the independent auditors to audit our annual financial statements for 2012 during the next few months, as part of the Audit Committee’s normal selection process.

Audit Fees

Weaver LLP performed the audits of our 2010 and 2011 financial statements, as well as the reviews of our Forms 10-Q for the same periods.  The amounts shown below are the aggregate amounts paid to Weaver LLC during 2010 and 2011 for services in the categories indicated.

Types of Fees	2010	2011
Audit fees	$86,400	$89,600
Audit-related fees (review of S-8)	400	-
Tax fees	-	-
All other fees	-	-
Total	$86,800	$89,600

In accordance with the charter of our Audit Committee as in effect at the relevant times and the rules of the SEC, the Audit Committee approved all of the fees indicated above before the services were provided.

Report of the Audit Committee

As members of the Audit Committee, we oversee the Company's financial reporting process on behalf of our Board of Directors.  Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.

During 2011, we recommended and the Board approved the appointment of Weaver LLP as independent auditors for the year ended December 31, 2011.  Our auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2011 with our management and has discussed with Weaver LLP the matters required to be discussed by Statement on Auditing Standards Board Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  In addition, the Audit Committee has received from Weaver LLP the written disclosures and the letter required by the applicable requirement of the Public Company Accounting Oversight Board regarding Weaver LLP’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with Weaver LLP their independence from Tandy Leather Factory, Inc. and our management.

Based on these reviews and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

                               AUDIT COMMITTEE:
JOSEPH R. MANNES, Chairman
T. FIELD LANGE
MICHAEL A. NERY
L. EDWARD MARTIN, III
J. BRYAN WILKINSON

*****************************

COMPENSATION DISCUSSION AND ANALYSIS

The primary focus of our executive compensation programs is to improve our performance year over year and over a longer-term period.  The compensation programs were designed to provide the tools necessary to hire executives with the skills needed to manage the Company to meet these goals and to retain them over the long-term.  In developing the programs, a key consideration was to have plans that were easy to understand and administer, while being competitive with companies of similar size and philosophy.  Over the past several years, management and the Compensation Committee have worked to refine the compensation programs used to ensure that they support these goals and our ongoing business objectives.  Our philosophy has been to reward team performance, measured by our overall results.  Each executive officer’s compensation is linked to their individual contribution toward increases in the size of our operations, our income, and increases in stockholder value.  At the 2011 Annual Meeting, stockholders were asked to approve Tandy Leather Factory, Inc.’s 2010 exeuctive compensation programs.  More than 96% of the shares voted approved the program.  In consideration of these results and other factors the the Compensatoin Committee elavulates on a regular basis, the committee concluded that Tandy Leather Factory, Inc.’s existing executive compensation programs continue to be the most apporpirate to support Tandy Leather Factory’s compensation philosophy and objections described in this discussion.

Compensation Committee

The Compensation Committee is responsible for recommending to the board of directors the compensation program of the executive officers.  The committee submits all issues concerning executive compensation to the full board of directors for approval.  It may not delegate this authority.  The board of directors has adopted a written charter for the Compensation Committee, which is available on our website at www.tandyleatherfactory.com.  The Compensation Committee met two times during 2011.

Compensation for our executive officers consists of the following components:

•	Base salary;
•	Annual incentive bonus; and
•	Retirement and other benefits.

Each of these elements of pay is described below.

Company Performance.  The company completed another successful year in 2011, with net income of $4.8 million, or $0.47 per diluted share, an increase of 17% in earnings per diluted shares from 2010.  Both our Wholesale and Retail Leathercraft segments achieved increases in sales, operating income and net income.  Our International Leathercraft segment reported an increase in sales, but decreases in operating income and net income, due to the recognition of pre-opening expenses associated with the new stores opened in October 2011 and January 2012.

Base Salary

Base salaries are intended to reward our executive officers based upon their roles within the company and for their performance in those roles.  Base salaries are established when an executive officer is hired, based on prior experience and compared to salaries for comparable positions in other companies.  Base salaries are generally increased annually assuming our financial performance is satisfactory.

Bonuses

We award discretionary bonuses to our executive officers, up to a maximum of 5% of pretax income as determined by the Compensation Committee.  We determine these bonuses on a subjective basis, considering business prospects for the upcoming year and the improvement in our net income and financial position for the year in question.  These discretionary are awarded annually and paid in the first quarter of the following year.

Retirement and other benefits

Our benefits program includes a retirement plan and a group insurance program.  The objective of the program is to provide executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) that could interrupt the executive officer’s employment and/or income received as an active employee.  Our retirement plans are designed to provide a competitive level of retirement income to our executive officers and to reward them for continued service with the company.  The retirement program for executive officers consists of a tax-qualified 401(k) Plan that covers all full-time employees.  The group insurance program consists of life and health insurance benefits plans that cover all full-time employees.

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members has ever been employed by us as an officer, nor was any Compensation Committee member a party to any material transaction or relationship with us during the past fiscal year requiring disclosure pursuant to SEC rules.  In addition, none of our executive officers served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on our Compensation Committee or our Board of Directors.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board of Directors that the CD&A be included in Tandy Leather Factory, Inc.’s Form 10-K and proxy statement.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act.

                                  COMPENSATION COMMITTEE:
JOSEPH R. MANNES, Chairman
T. FIELD LANGE
MICHAEL A. NERY
L. EDWARD MARTIN, III
J. BRYAN WILKINSON

*****************************

COMPENSATION TABLES AND OTHER INFORMATION

The following table includes information required by Item 402 of Regulation S-K promulgated by the SEC.  The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us.  For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” above.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($) (1)	Total ($)
Wray Thompson, Chairman of the Board (3)	2011 2010 2009	$25,000 $25,000 $25,000	- - -	- - -	- - -	$25,000 $25,000 $25,000
Mark Angus, Senior Vice President	2011 2010 2009	$154,000 $140,000 $125,000	$100,000 $92,500 $50,000	- - -	$7,346 $5,665 $2,981	$261,346 $238,165 $177,981
Shannon L. Greene, Chief Financial Officer & Treasurer	2011 2010 2009	$165,000 $150,000 $120,000	$100,000 $92,500 $50,000	- - -	$7,673 $5,977 $3,485	$272,673 $248,477 $193,485
Jon Thompson, Chief Executive Officer, President and Chief Operating Officer	2011 2010 2009	$187,000 $170,000 $170,000	$100,000 $92,500 $50,000	- - -	$8,326 $6,600 $3,454	$295,326 $269,100 $223,454

(1)	The amounts in this column represent the 401(k) plan Company matching contribution for the named individuals.
(2)	The amounts in this column reflect the grant date fair value of stock options in the fiscal years indicated, in accordance with FASB ASB Topic 718.
(3)
Mr. Thompson serves as our Chairman of the Board.  For the years 2009, 2010 and 2011,  we entered into one-year consulting agreements with Mr. Thompson pursuant to which we agreed to pay Mr. Thompson $25,000 each year for his continued service as our Chairman of the Board.

We made no grants of plan-based awards to any of our named executive officers during the year ended December 31, 2011.

The following table provides information about outstanding equity awards at December 31, 2011 for each of the named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Wray Thompson, Chairman of the Board	n/a	n/a	n/a	n/a
Mark Angus, Senior Vice President	-	-	n/a	n/a
Shannon L. Greene, Chief Financial Officer & Treasurer	25,000	-	$4.24	09/16/2013
Jon Thompson, Chief Executive Officer, President and Chief Operating Officer	-	-	n/a	n/a

The following table summarizes the options exercised during the year ended December 31, 2011 for each of the named executive officers:

OPTION EXERCISES

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)
Wray Thompson, Chairman of the Board	n/a	n/a
Mark Angus, Senior Vice President	n/a	n/a
Shannon L. Greene, Chief Financial Officer & Treasurer	n/a	n/a
Jon Thompson, President and Chief Operating Officer	n/a	n/a

(1)	Represents the difference between the closing price of the common stock on the NASDAQ on the exercise date and the option exercise price multiplied by the number of shares exercised.

PROPOSAL TWO:  ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Board of Directors recommends a vote “FOR” the executive compensation of our named executive officers as disclosed in this proxy statement.

Based upon a vote of stockholders at the 2011 Annual Meeting, following the Board's recommendation for an annual advisory vote to approve the compensation of our named executive officers, we are providing stockholders with an advisory vote on executive compensation. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law July 21, 2010, added Section 14A to the Securities Exchange Act of 1934, as amended, and requires that we provide our stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-on-Pay” vote, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2011 executive compensation programs and policies and the compensation paid to the named executive officers of the Company.

As discussed in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to serve our Company and our stockholders by aligning executive compensation with stockholder interests and by encouraging and rewarding management initiatives that will benefit us and our stockholders, customers, and employees over the long-term.

At last year’s annual meeting, 96% of the votes cast on the advisory vote on executive compensation were in favor of our named executive officer compensation for 2010.  We are asking our stockholders to again indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.  This is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders of Tandy Leather Factory, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Tandy Leather Factory, Inc., as disclosed in the 2012 Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures.”

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, this proposal.  Although your vote on this matter is advisory in nature and therefore will not be binding upon the Company, the Compensation Committee or the Board of Directors, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of our Company and our stockholders.  The vote on this resolution is not intended to address any specific element of compensation but rather relates to overall compensation of our named executive officers, as described in the proxy statement in accordance with the compensation disclosure rules of the SEC.

RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Since the beginning of our last fiscal year, there have been no transactions, and there is no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person, as defined under the Securities Act of 1933, as amended, had or will have a direct or indirect material interest. Such related persons include our directors and executive officers, nominees for director and their immediate family members.

Our Code of Business Conduct, which applies to all employees, including our Executive Officers and our Directors, provides that our employees and officers and members of our Board of Directors are expected to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business with honesty and in compliance with law and high ethical standards.  In addition, our directors and officers are required to report any potential related party transactions to the Board.  Our Audit Committee, on behalf of the Board, reviews the materials facts of all reported matters, by taking into account, among other factors it deems appropriate, whether a transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction to determine whether an actual conflict of interest exists.  No Director may participate in any discussion or approval of a matter for which he or she is a related party.  An annual review and assessment of any ongoing relationship with a related party is performed by the Audit Committee and reported to the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Sections 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownerships and changes in ownership of our securities with the SEC.  Based solely on a review of the copies of such reports furnished to us with respect to fiscal 2011 and written representations from our directors and executive officers, we believe that, during fiscal 2011, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.  Our disclosure on this topic is based solely on review of the information provided to us by persons subject to these requirements.

EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans (including individual compensation arrangements) that authorize the issuance of shares of our common stock.  The information is aggregated in two categories:  plans previously approved by our stockholders and plans not approved by our stockholders.  The table includes information for officers, directors, employees and non-employees.  All information is as of December 31, 2011.

Plan Category	Column (a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Column (b) Weighted-average exercise price of outstanding options, warrants and rights	Column (c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)
Equity compensation plans approved by stockholders	115,600	$4.40	45,400
Equity compensation plans not approved by stockholders	-	-	-
TOTAL	115,600	$4.40	45,400

OTHER MATTERS

Solicitation of Proxies

We will pay for the cost of soliciting proxies.  Our directors, officers and employees may solicit proxies.  They will not be paid for soliciting the proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation.  Proxies may be solicited in person, by mail, by telephone, by telegram or other means of communication.  We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of common stock.

Stockholder Proposals for 2013

If you wish to present a proposal for consideration at an annual meeting, you must send written notice of the proposal to our corporate secretary not less than ten days before such annual meeting.  We have not received notice of any stockholder proposals to be presented at this year’s Annual Meeting.

If you would like your proposal to be included in next year’s proxy statement, you must submit the proposal to our corporate secretary by no later than December 15, 2012.  We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include pursuant to the rules of the SEC.  You may write to our corporate secretary at 1900 Southeast Loop 820, Fort Worth, Texas 76140 to present a proposal for consideration.

If a stockholder raises a matter at the Annual Meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.  According to our by-laws, any proposal properly raised at the Annual Meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the Annual Meeting, whether in person or by proxy unless a higher approval threshold is required by applicable law.

Stockholder Communications with Board

Stockholders who wish to communicate with the Chairman or with the directors as a group may do so by writing to the corporate secretary at Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140.  The corporate secretary will forward your communication to the directors or Chairman as requested by the stockholder.  All appropriate communications addressed to directors will be reviewed by the corporate secretary.  Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the board.  The corporate secretary has the option, but not the obligation, to forward these other communications to appropriate channels within the Company.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed those stockholders.  This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies.  We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive d a separate proxy statement, or if you are receiving multiples copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request addressed to Investor Relations Department, Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140, by calling Investor Relations at 817-872-3200, or by sending an e-mail to Investor Relations at sgreene@tandyleather.com.  We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a registered stockholder at a shared address to which a single copy of the document was delivered.

General Information

A COPY OF FORM 10-K AS FILED WITH THE SEC WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO SHANNON L. GREENE, CFO, TANDY LEATHER FACTORY, INC., 1900 SOUTHEAST LOOP 820, FORT WORTH, TEXAS 76140.

Management knows of no other business which may be properly brought before the Annual Meeting of Stockholders.  However if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED ON PAGE 1 OF THIS PROXY STATEMENT.

TANDY LEATHER FACTORY, INC.
/s/ Wray Thompson
Chairman of the Board

Fort Worth, Texas
April 16, 2012

PROXY CARD

TANDY LEATHER FACTORY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON JUNE 5, 2012

The undersigned hereby appoint(s) Mark J. Angus and William M. Warren, and each of them, proxies or proxy of the undersigned with full power of substitution and revocation, to act and vote all of the undersigned's shares of Tandy Leather Factory, Inc. common stock, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. at Fort Worth, Texas on June 5, 2012, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting.  If no directions are given, this proxy will be voted “FOR” Item 1 and 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1. Election of nine directors.

______ FOR ALL	NOMINEES:
Mark Angus
______ WITHHOLD ALL to vote for the listed nominees	Shannon L. Greene
T. Field Lange
______ FOR ALL EXCEPT (do not vote for the nominee(s)	Joseph R. Mannes
whose name(s) appear(s) below):	L. Edward Martin III
_____________________________________	Michael A. Nery
_____________________________________	Jon Thompson
_____________________________________	Wray Thompson
_____________________________________	J. Bryan Wilkinson

	For	Against	Abstain
2. Advisory Vote on Executive Compensation
	_______	_______	______

Mark here for
address change [ ]
and note at left

Please sign exactly as your name appears on this Proxy. Date and promptly return this Proxy in the enclosed envelope.

Signature: _____________________________________	Signature: _____________________________________

Date: ________________________________, 2012	Date: ________________________________, 2012